Exhibit 23.1

PATRIZIO & ZHAO, LLC

Certified Public Accountants and Consultants

322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzopa.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Current Report on Form 8-K/A No. 333-143314 our report dated January 25, 2008, relating to the balance sheet of Inner Mongolia Yongye Biotechnology Co. Ltd., as of December 31, 2007 and the related statement of operations and comprehensive income, stockholders equity and cash flows for the years ended December 31, 2007 and 2006.

PATRIZIO & ZHAO, LLC

Certified Public Accountants and Consultants

Parsippany, New Jersey
May 21, 2008